                                                                   EXHIBIT 10.7

                                    SUBLEASE

     THIS SUBLEASE is made as of the 7th day of May, 1994 by and between MINIRTH-MEIER BYRD CLINIC, P.A. ("SUBLESSOR") and LLC, L.L.C., a Delaware Corporation, authorized to conduct business in the Commonwealth of Virginia, ("SUBLESSEE").

                                R E C I T A L S

     A. Sublessor is the Lessee under that certain Office Lease (the "LEASE") dated October 29, 1991 by and between Colonial Village Center Associates ("LANDLORD"), as Landlord, and Sublessor, as Tenant. The Lease is attached hereto as Exhibit A.

     B. Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, the premises described in the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. DEMISED PREMISES. Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, for the term and upon the conditions, covenants and agreements hereinafter provided Suite 1200 containing approximately 21,245 rentable square feet located on the 12th floor of the Building located at 2111 Wilson Boulevard, Arlington, Virginia (the "BUILDING"), as shown on Exhibit B attached hereto and made part hereof and herein after referred to as the premises ("PREMISES"). The Premises shall be made available to Sublessee for lease in three phases, as more particularly set forth on Schedule I attached hereto and made a part hereof. The sublease of the Premises includes rights granted to Sublessor in the Lease excepting those contained in Article 26 (a) through (f) of the Lease, including, without limitation, the right, together with other tenants of the Building and members of the public to use the common public areas of the Building, but includes no other right not specifically set forth in the Lease.

     2. TERM. The term of this Sublease shall commence on May 7, 1994 for Phase I (the "SUBLEASE COMMENCEMENT DATE") and expiring at midnight on February 28, 1999 for all phases. Sublessor shall provide access to the Premises to Sublessee and Sublessee's contractors during the 15 day period prior to the Sublease Commencement Date for the purpose of performing work, installing furniture, equipment, telephone and computer cabling, and security systems provided such activity does not materially interfere with Sublessor's conduct and performance of its normal business activities. Sublessor hereby agrees not to exercise its option to renew pursuant to paragraph 26(c) of the Lease.

     Sublessee shall take the Premises in an "as is" condition provided however, Landlord shall provide Sublessee with a construction allowance of Five Dollars

($5.00) per square foot of rentable space which Sublessee shall use for design, engineering, cabling, wiring, and construction costs associated with Sublessee's renovation of the Premises as well as Tenant's moving related expenses. Landlord shall pay such allowance upon Sublessee furnishing documentation or invoices, in form reasonably satisfactory to Landlord, evidencing the work. Additionally, at Sublessee's request, Landlord shall contribute an additional allowance not to exceed Five Dollars ($5.00) per rentable square foot for such renovation which allowance may be amortized as part of the base rent at the rate of Seventeen Cents ($0.17) per square foot for each One Dollar ($1.00) of additional allowance, Any unused portion of the initial Five Dollar ($5.00) per square foot allowance not utilized by Sublessee may be taken in the form of rental abatement. Sublessee shall have the right to offset rental payments if Landlord does not fund the allowance.

     3.   RENT.

          (a) BASE RENT. Commencing on the Sublease Commencement Date, Sublessee shall pay directly to Landlord and not to Sublessor as Base Rent (the "Base Rent"), without notice or demand and without set-off (except for non-payment of allowance pursuant to paragraph 2 of this Sublease) or counterclaim, the sum of Twenty Dollars and Fifty Cents ($20.50) per square foot of rentable space per year, payable in equal monthly installments in advance on the first (1st) day of each and every month of the term of this Sublease, as set forth in Schedule 1 for Phases I, II and III of this Sublease, for a total cumulative Base Rent of Thirty-Six Thousand Two Hundred Ninety-Three Dollars and Fifty-Four Cents ($36,293.54) commencing on August 1, 1994. In no event shall Sublessee pay rent to Sublessor.

          (b) ADDITIONAL RENT. For each calendar year during the term of this Lease, beginning with calendar year 1995, (i) Sublessee shall pay to Landlord as additional rent an amount equal to two and one quarter percent (2 1/4%) per year over the Base Rent or the Base Rent as previously adjusted by this Article 3(b) (i); and (ii) Sublessee shall pay to Landlord as additional rent eight and fifty-six hundredths percent (8.56%) of the actual increases in Real Estate Taxes and nine and twenty-five hundredths percent (9.25%) of the actual increases in Operating Expenses (as defined in the Lease) attributable to the Premises, above the actual Real Estate Taxes and Operating Expenses for calendar year 1994. Such additional rent shall be due and payable in equal monthly installments together with the Base Rent on the first day of each month of the Term of the Lease, beginning in calendar year 1995. Paragraph 2(d) of the Lease (CPI escalation) shall not apply to this section. Sublessor shall furnish Sublessee Operating Expense and Real Estate tax statements within three
(3) business days of receipt.

          Sublessee shall pay such Additional Rent within thirty (30) days of receipt of statement received from Landlord pursuant to the Lease, if applicable. In the event a rent reimbursement is due by Landlord to Tenant, then Landlord shall immediately pay to Sublessee its proportionate share.

          Sublessee shall also pay directly to Landlord, as additional rent, all charges of Landlord for any additional services provided by Landlord on Sublessee's behalf, including without limitation, alterations and after-hours heating and air conditioning services. Sublessee's obligation to pay additional rent shall survive the termination of this sublease. Upon Sublessee's request from time to time, Landlord shall provide after-hours heating and air conditioning services at Landlord's actual and direct cost. Upon Sublessee's request, Landlord shall provide, at no cost to Sublessee, 60 Building Security Cards.

          (c) LATE FEE. Sublessee agrees to pay directly to Landlord a late fee equal to five percent (5%) of the amount of installment of Base Rent and/or additional rent or other charges payable hereunder, if such payment is not received by Landlord within ten (10) days of the due date. Notwithstanding the foregoing, no late fee shall accrue on any adjustment of additional rent due to an underpayment until ten (10) days from the date of Sublessee's receipt of the statement regarding such underpayment. Sublessee shall not have any obligation to pay late fees to Sublessor.

          (d) PLACE OF PAYMENT. All payments shall be payable to Landlord at the address set forth in Section 18 below, or such other address as Landlord shall designate by written notice to Sublessee.

     4.   CONCESSIONS.  Intentionally omitted.

     5. CONDITION OF DEMISED PREMISES. Sublessor warrants that the Premises and all equipment are in good condition, reasonable wear and tear excepted.

     6.   ALTERATIONS.

          (a) Sublessee shall not make any alteration, improvement, or permanent installation (hereinafter called "ALTERATIONS",) in or to the Premises, without each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If any Alterations are made without prior consent and notice to Tenant, Landlord may remove the same, and may correct, repair and restore the Premises and any damage arising from such removal, and Sublessee shall be liable for any and all reasonable costs and expenses incurred by Landlord in the performance of this work.

          (b) Sublessee may have any Alterations performed by contractors of its own choice, at its expense, provided that Sublessee has obtained written approval of the contractor by Landlord which consent shall not be unreasonably withheld, conditioned, or delayed. The design of all Alterations undertaken by

Sublessee shall be subject to prior written approval of Landlord and shall not be commenced until such approval is obtained. With reasonable notice to Sublessee, Landlord shall at all times have the right during normal business hours to inspect the work performed by any contractor selected by Sublessee.

          (c) Sublessee acknowledges that the ownership and removal of any Alterations shall be governed by the terms of Article 7 of the Lease. However, Landlord, by its execution hereof, agrees that Sublessee and Sublessor shall not be required to remove the initial improvements constructed pursuant to the Plans at the expiration of the term of this Sublease.

     7. TERMS OF LEASE. All of the terms, provisions, covenants and conditions of the Lease are incorporated herein by reference and are hereby made a part of and are superior to this Sublease, except as herein otherwise expressly provided and/or excepted, and except that Sublessee shall be obligated to pay only the rent and additional rent provided for in this Sublease and not the amounts of rent and additional rent provided to be paid by Sublessor under the Lease. As between Sublessor and Sublessee, Sublessee hereby assumes all of the rights and obligations of Sublessor, as the tenant under the Lease, but only to the extent they are applicable to the Premises and not in contravention of the terms hereof.

          Notwithstanding anything in this Sublease to the contrary, Sublessee agrees that Sublessor shall not be obligated to furnish for Sublessee any services of any nature whatsoever, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, or rubbish removal services; however, Sublessor shall be obligated to take all reasonable and immediate action necessary to obtain the performance of and furnishing of such services for the Premises by Landlord pursuant to the terms of the Lease. Landlord and Sublessor represent and warrant that a true and complete copy of the Lease is attached hereto as Exhibit A.

     8. SUBLESSEE'S AND SUBLESSOR'S COVENANTS. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease and which would constitute a default under the Lease. Unless caused by the negligence or willful misconduct of Sublessor, Sublessee shall and hereby does indemnify and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Sublessor by reason of (i) any violation caused, suffered or permitted by Sublessee and its employees of any of the terms, covenants or conditions of the Lease and (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Premises by Sublessee and its employees.

          Sublessor covenants and agrees that Sublessor will not do anything or omit to do anything which would constitute a default under the Lease. Unless caused by the negligence or willful misconduct of Sublessee, Sublessor shall and hereby does indemnify and hold Sublessee harmless from and against any and all actions, claims, demands, damages, liabilities, and expenses, (including, without limitation, reasonable attorney's fees) asserted against, imposed upon or incurred by Sublessee by reason of any violation caused, suffered or permitted by Sublessor, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Lease.

     9. LIABILITY FOR DAMAGE OR INJURY. Sublessee shall carry liability insurance in accordance with the provisions of Article 11 of the Lease, naming Sublessor and Landlord as additional insured thereunder. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered, or should have been covered under the terms of the Lease, by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under the Lease, to the extent that such loss or damage is recovered under said insurance policies (or would have been recovered under such insurance policies but for the party breaching its obligation to carry such insurance). Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

     10. CASUALTY. In the event of damage or destruction of the Premises or other portion of the Building by fire or other casualty, this Sublease shall not terminate unless the Lease shall terminate in accordance with the provisions of the Lease.

          The rental obligation of Sublessee shall abate or be prorated only if, and in the same manner as, the rental obligation of Sublessor under the Lease shall abate or be prorated. Sublessor shall have no obligation to restore the Building or the Premises in the event of a casualty but Landlord's obligation therefore shall continue.

     11. CONDEMNATION. If the Premises or any part thereof shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Sublessee shall have no claim against Sublessor or Landlord for the value of any unexpired term of this Sublease or any other claim, nor any claim or right to any portion of any award or payment resulting from such condemnation. If the term under the Lease shall terminate as a result of such condemnation, the term of this Sublease shall similarly terminate.

          Notwithstanding the foregoing, Sublessee may, if allowed by statute or otherwise, seek such awards for damages for moving expenses, loss of profits and the value of fixtures and other equipment installed by it which do not, under the terms of the Lease, become the property of Landlord at the termination of the Lease. Such awards for damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

     12. ASSIGNMENTS AND SUBLEASES. Sublessee shall not assign or sublet the Premises or any part thereof or interest therein without the prior written consent of Sublessor and Landlord which shall not be unreasonably withheld nor delayed beyond five (5) business days from receipt of written notice. No consent shall be required if Sublessee assigns or sublets the premises to any entity that controls, is controlled by or is under common control with Sublessee. Landlord's or Sublessor's consent to a specific assignment or sublease does not waive Landlord's or Sublessor's right to withhold consent to any future or additional assignments or subleases. Any assignment or sublease made by Sublessee without the consent of Sublessor and Landlord shall be void and of no effect.

     13. TERMINATION OF ORIGINAL LEASE. This Sublease subject to the terms and conditions of the Lease, and this Sublease shall automatically terminate on the termination, cancellation, or expiration of the Lease, and Sublessor shall not be liable to Sublessee by reason thereof, except if such termination occurs due to a default by Sublessor hereunder or under the Lease.

     14.  ACCEPTANCE AND USE OF PREMISES.

          (a) Sublessee acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of Sublessor in respect to their condition, or the use or occupation that may be made thereof, except as set forth herein. Sublessee has relied solely upon such investigations, examinations and inspections as it has chosen to make or have made, and acknowledges that it has chosen to make or have made, and acknowledges that it has been afforded the opportunity to make full and complete examinations, investigations and inspections. Sublessor shall in no event whatsoever be liable for any latent defects in the Premises or in the equipment therein.

          (b) Sublessor shall not be liable for any losses or damages incurred by Sublessee due to the failure of operation of the heating, cooling or other utility equipment or due to the necessity of repair of same, unless such failure to operate or necessity of repair results from Sublessor's negligence or willful misconduct. Sublessee shall have rental abatement (on a per day basis) if services render Premises unfit for Sublessee to conduct its normal course of business for five (5) consecutive business days.

          (c) Sublessee shall use and occupy the Premises solely for normal office purposes and in accordance with the uses permitted under applicable zoning regulations. Without the prior written consent of Sublessor and Landlord, the Premises shall not be used for any other purpose. Sublessee shall not use or occupy the Premises for any unlawful purpose.

          (d) Sublessee shall surrender the Premises at expiration of the term hereof, or upon other termination hereunder, in good, broom-clean condition, reasonable wear, use, and casualty excepted.

          (e) If Landlord approves or consents to any matter, then Sublessee is automatically deemed to have approved or consented.

     15. LANDLORD'S CONSENT. This Sublease shall be effective upon obtaining the written consent of Landlord (the "Landlord's Consent") and it is hereby acknowledged by Sublessor and Sublessee that Landlord's consent to this Sublease shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublessor, as tenant under the Lease, in respect of the Premises.

     16. SUCCESSORS AND ASSIGNS. The covenants and agreements of this Sublease shall be binding on the successors and assigns of Sublessor and on the successors and assigns of Sublessee but only to the extent herein specified.

     17. BROKERS. Sublessee warrants to Sublessor, and Sublessor warrants to Sublessee that it has had no dealings with any real estate broker or agent in connection with the procurement of this Sublease other than CB Commercial and The Fred Ezra Company, whose commissions shall be paid pursuant to a separate agreement between said brokers and Sublessor.

     18. NOTICES. Except where otherwise required by statute, all notices given pursuant to the provisions hereof may be hand-delivered or sent by Federal Express or similar overnight delivery service or by certified mail, postage prepaid, to the addresses set forth below:

Sublessor:          Minirth-Meier Byrd Clinic, P.A.
                    11130 Main Street
                    Suite 301
                    Fairfax, Virginia 22030

Sublessee:          LCC, L.L.C.
                    2111 Wilson Boulevard, Suite 1200
                    Arlington, Virginia 22201
                    with copy to:

                    LCC, L.L.C.
                    Attn:  Piyush Sodha
                    Wayne Jefferson
                    2300 Clarendon Boulevard, Suite 800
                    Arlington, VA 22201

Landlord:           Colonial Village Center Associates
                    210l Wilson Boulevard, Suite 1004
                    Arlington, Virginia 22201

or to such other address as either party shall notify the other in writing.

     19. PARKING. Sublessee shall have the right to lease from Landlord, at its expense, a maximum of one (1) unreserved parking space per 560 rentable square feet at the prevailing monthly rate established by the garage operator. The current rate per space is Eighty Dollars ($80.00) per month. Additionally, Sublessee shall have the right, at its expense, to lease one (1) reserved parking space at the prevailing rate.

     20. SUBLESSOR'S CONSENT. Whenever in this Sublease, Sublessor's consent is required, Sublessor will not unreasonably withhold or delay its consent; however, this Section shall not be construed to limit Landlord's discretion if its consent is required under the Lease or this Sublease.

     21. SEVERABILITY. In the event any part of this Sublease is held to be unenforceable or invalid, for any reason, the balance of this Sublease shall not be affected and shall remain in full force and effect during the term of this Sublease.

     22. EXECUTION AND DELIVERY. The submission of an unsigned copy of this document to Sublessee for Sublessee's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This Sublease shall become effective and binding only upon the execution and delivery of this Sublease by Sublessor, Sublessee, and Landlord.

     23. COUNTERPARTS. This Sublease may be executed in counterparts with the same force and effect as if all signatures were set forth in a single document.

     24. GOVERNING LAW. This Sublease shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     25. RIGHT TO PROCEED AGAINST LANDLORD UNDER LEASE. Except as otherwise provided herein, whenever the Sublessor shall have the right to enforce any rights against the Landlord under the Lease or any other party under the Lease because of the default or breach of the Landlord under the Lease or such other party, and if within a reasonable period of time after the Sublessee's written request, said period of time to be not more than five (5) business days (except in the case of an emergency, in which event such period will be appropriately shortened) the Sublessor fails to enforce such rights, then the Sublessee shall have the right, in the name of the Sublessee or, if necessary, in the name of the Sublessor, to enforce any such rights of the Sublessor. Such enforcement shall be at the sole expense of the Sublessee, and the Sublessee shall indemnify and hold harmless the Sublessor from and against all loss, costs, damages, expenses and liability, including reasonable attorneys' fees which Sublessor may incur or pay out in connection with any claim, action, or proceeding so undertaken by the Sublessee. Any amount of recovery obtained by the Sublessee shall be the property of the Sublessee, except that the Sublessor shall be compensated therefrom for any damages sustained by the Sublessor as a consequence of such default or breach on the part of the Landlord under the Lease or such other party, less the proportional costs and expenses of such action.

     26. SECURITY DEPOSIT. At Sublease execution Sublessee shall pay to Landlord the equivalent of one month's rent, as set forth in Article 3 of this Sublease, to be applied toward a security deposit. Said Security Deposit (which shall bear interest at six percent (6%) per annum to Sublessee) shall be considered as security for the payment and performance of Sublessee's obligations under this lease. The security deposit and interest shall be returned to Sublessee at the conclusion of the Sublease term if no default is ongoing.

     27. FINANCIAL CONDITION. Sublessee shall from time to time, within 15 days after a request by Landlord, deliver to Landlord a statement of financial position of Sublessee, as of the most currently available date, prepared by a certified public accountant. Upon request, Sublessee shall provide Landlord annually a copy of its audited financial statement within ten (10) days of completion by Sublessee's accountant(s). All said financial information is to be held confidential.

     28. OPTION TO TERMINATE. Notwithstanding anything in this Sublease to the contrary, Sublessee shall have the option to terminate this Sublease subject to the following terms and conditions:

          (a) In the event Sublessee enters into a contract or other venture with MCI and Sublessee's contract is cancelled or otherwise terminated by MCI then the termination option shall be at the third anniversary date of such contract and per Sublessee's notice pursuant to this Article 28(b);

          (b) Sublessee shall furnish Landlord six (6) months prior written notice of such termination/cancellation;

          (c) Sublessee shall pay to Landlord a termination fee of $108,880.63, plus the unamortized costs of Landlord related to this sublease which are: (i) A commission paid to CB Commercial and The Fred Ezra Company in the total amount of $144,497.63 which is to be amortized over the period of May 7, 1994 through November 30, 2000 and (ii) A construction allowance of $106,225.00 (or a greater amount if Sublessee exercises its rights per Article 2) which is to be amortized over the period of May 7, 1994 through November 30, 2005. If Sublessee exercises this option and the termination date is on or after May 7, 1999 then said termination fee shall be limited solely to the Landlord's unamortized costs as previously stated above in (i) and (ii).

     29. LEASE MODIFICATIONS. The Lease which is attached to this Sublease as Exhibit A is modified as to Sublessee as follows:

          (a) The first sentence of Article 11 (b) is amended to read, "Landlord shall, at all times during the Term hereof, carry and maintain in full force and effect fire and extended coverage insurance for the Building and Tenant's premises."

          (b) The first sentence or Article 11 (d) (iv) is ended to read, "shall contain a cross waiver to any right of subrogation by the insurance company for Tenant and Sublessee by Landlord and by Sublessor . . ."

          (c) The words "customers, clients, family members or guests" are hereby deleted from the second sentence of Article 13(b).

          (d) The sentence "All injury or damage to the Premises or the Building due to the fault or neglect of Tenant, its employees, agents, licensees, customers, clients, family members or guests, shall be repaired by Tenant at Tenant's sole cost and expense", is hereby deleted from Article 15(a).

     30. MODIFICATION OR TERMINATION OF LEASE. Without Sublessee's consent, Sublessor may not modify or terminate the Lease.

     31. CORPORATE AUTHORITY. Each party to this Sublease, including Landlord, represents that it has the requisite authority to enter into and execute this Sublease consistent with the purposes set forth herein.

     IN WITNESS WHEREOF, the parties have signed this Sublease as of the date first above written.

                              SUBLESSOR:

                              MINIRTH-MEIER BYRD CLINIC, P.A.
Witness:
/s/ NANCY GRAY                By  /s/ [illegible]
- --------------------            -----------------------
                              Title  Owner
                                   --------------------
                              SUBLESSEE:

                              LCC, L.L.C.
Witness:
/s/ WAYNE JEFFERSON           By /s/ PIYUSH SODHA
- --------------------            ---------------------------
                              Title Chief Operating Officer
                                   ------------------------

                               LANDLORD'S CONSENT

     Landlord hereby consents to the terms and provisions of and confirms its obligations under this Sublease. Landlord hereby acknowledges that Sublessee shall receive from Landlord the same building services which heretofore Landlord agreed to provide including parking privileges, etc., to the Sublessor pursuant to the Lease.

WITNESS                     COLONIAL VILLAGE CENTER ASSOCIATES

                            By:    Colonial Village Center, Inc.
                                   General Partner

/s/ CHARLES E. BILE III     By /s/  P.P. SCHINGEL
- -----------------------       -------------------------
                            Title Executive Vice President
                                 -------------------------
                            Date  May 6, 1994
                                -----------------------